Exhibit 10.5

AMENDMENT NO. 1 TO SUPPLY, LICENSE AND TRANSITION SERVICES AGREEMENT

This AMENDMENT NO. 1 TO SUPPLY, LICENSE AND TRANSITION SERVICES AGREEMENT (this “Amendment”), dated as of September 30, 2009, is entered into by and between NDS NUTRITION PRODUCTS, INC., a Florida corporation, having an address of 777 South Highway 101, Suite 215, Solana Beach, California (“Buyer Sub”), and COMPLETE NUTRITION HOLDINGS, INC., f/k/a/ Complete Nutrition, Inc., a Nebraska corporation, having an address of 6610 S. 118th Street, Omaha, Nebraska 68137 (“CNI”).  This Amendment serves to amend that certain Supply, License and Transition Services Agreement, dated as of October 1, 2008 (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Bond Laboratories, Inc., a Nevada corporation (“Buyer” and together with Buyer Sub, the “Buyer Parties”), NDS Nutritional Products, Inc., a Nebraska corporation (“Seller”), Cory Wiedel (“Wiedel”) and Ryan Zink (“Zink” and together with Wiedel, the “Shareholders”) entered into that certain Asset Purchase Agreement, dated as of October 1, 2008 (the “Purchase Agreement”), pursuant to which Buyer purchased certain of Seller’s assets (the “Acquired Assets”) and assumed certain of Seller’s liabilities (the “Assumed Liabilities”), as more particularly provided in the Purchase Agreement (the “Transaction”);

WHEREAS, in connection with the Transaction, Buyer and CNI entered into the Agreement;

WHEREAS, after the Transaction, and as contemplated by Section 33 of the Agreement, Buyer transferred its rights, duties and obligations under the Agreement to Buyer Sub (the “Assignment”);

WHEREAS, Buyer, Buyer Sub, Seller and the Shareholders desire to settle certain disputes arising out of the transactions contemplated by the Purchase Agreement, including, without limitation, payment of earn-out amounts thereunder, pursuant to that certain Settlement Agreement, dated as of even date herewith (the “Settlement Agreement”), by and among Buyer, Buyer Sub, Seller and the Shareholders; and

WHEREAS, in connection with the Settlement Agreement, Buyer Sub and CNI desire to amend the terms and provisions of the Agreement pursuant to this Amendment, and Buyer desires to acknowledge the amendment of the terms and provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           General.  Except where context clearly requires otherwise each reference in the Agreement to “Bond Laboratories, Inc., a Nevada corporation” shall be deemed to be a reference to “NDS Nutrition Products, Inc., a Florida corporation”, and each reference to “Buyer” in the Agreement shall be deemed to be a reference to NDS Nutrition Products, Inc., a Florida corporation; provided, however, that Bond Laboratories acknowledges and agrees that it will remain responsible for performance of the duties and obligations of Buyer Sub under the Agreement.  Each reference in the Agreement to “Complete Nutrition, Inc., a Nebraska corporation” shall be deemed to be a reference to “Complete Nutrition Holdings, Inc., f/k/a Complete Nutrition, Inc., a Nebraska corporation”.

2.           Infinite Lab Products.  CNI acknowledges and agrees that (i) Buyer Parties have sold substantially all of the Infinite Labs products except for (A) finished goods inventory and packaging materials for the Cyclo-V and Cyclo-Bolan products, and (B) Infinite Labs finished goods inventory with an expiration date prior to January 1, 2011, and (ii) Buyer Parties have no further obligations to sell any remaining Infinite Lab products (or related materials) to CNI.  CNI and Buyer Parties further acknowledge and agree that (i) any duties or obligations of Buyer Parties or their affiliates set forth in the Agreement related to the Infinite Lab products (including, without limitation, the obligation to supply and sell Infinite Lab-labeled products to CNI or its Franchisees, the obligation to provide Infinite Lab product files (including formulae, label history and components) to CNI, and the obligation to grant licenses to CNI to Infinite Lab Products and improvements thereto); or (ii) any rights, duties or obligations of CNI and it affiliates and Franchisees pertaining to the Infinite Lab products (including without limitation, the rights to purchase and resell the Infinite Lab products, the right to receive Infinite Lab product files (including product formulae), and all licenses granted to Infinite Lab product formulae), shall in all cases be null and void and of no further force or effect.  CNI acknowledges and agrees that the licenses granted to CNI with respect to the Infinite Lab products pursuant to Sections 9 and 10 of the Agreement shall be deemed to have terminated in all respects as of September 4, 2009; all other licenses granted to CNI pursuant to Sections 9 and 10 of the Agreement shall remain in full force and effect.

3.           Exhibit.  Exhibit A to the Agreement is hereby amended to delete reference to the heading “Infinite Lab Products” and each of the products listed thereunder.

4.           Full Force and Effect; Effect of Amendment.  Except as modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless the context otherwise requires, the Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Agreement and this Amendment were contained in one agreement.  After the effective date of this Amendment, all references in the Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Agreement shall mean the Agreement as modified by this Amendment.

5.           Counterparts.  This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment effective as of the date first above written.

NDS NUTRITION PRODUCTS, INC., a Florida corporation

By: _______________________________
Name: John Wilson, CEO

COMPLETE NUTRITION HOLDINGS, INC., a Nebraska corporation

By: _______________________________
Cory Wiedel, President

ACKNOWLEDGMENT:

The undersigned acknowledges and agrees that it remains liable to CNI for performance of the duties and obligations of Buyer Sub under the Agreement.

BOND LABORATORIES, INC., a Nevada corporation

By: _______________________________
      Name: John S. Wilson
      Title: CEO